                                                                Exhibit 99(b)



[GENENCOR INTERNATIONAL, INC. LOGO]

NEWS FROM
925 Page Mill Road
Palo Alto, CA 94304
650-846-7500 phone
650-845-6507 fax
www.genencor.com
                                    FOR IMMEDIATE RELEASE

                                    FOR MORE INFORMATION CONTACT:
                                    Media: Jack Huttner, +650-846-7500
                                    Investors:  Thomas Rathjen, +650-846-7500



                  GENENCOR EXECUTIVE OFFICERS REPAY STOCK LOANS


PALO ALTO, CALIF., AUGUST 23, 2002--Genencor International, Inc. (NASDAQ : GCOR) today announced that the Company's executive officers made full payment of the outstanding balances of principal and accrued interest on their obligations under notes issued in connection with their purchase of restricted common stock in April 2000. Company officials stated that although continuance of pre-existing extensions of credit are expressly permitted by the recently enacted Sarbanes-Oxley Act, both the Board of Directors and the Company's executive officers concluded it was in the best interest of the Company and its stockholders that they act promptly to address the intent of the Sarbanes-Oxley Act by eliminating this type of personal loan to executive officers. The officers tendered approximately 1,400,000 shares of restricted common stock of the Company held by them (which includes shares tendered to cover an estimated $0.2 million net capital gain liability incurred by the officers) and valued at a price of $10.77 per share. The executive officers were also granted stock options at $10.77 per share under the Company's 2002 Omnibus Incentive Plan approved by stockholders on May 30, 2002. The tendered shares will be returned to the Company's treasury.
          The Company will record approximately $0.5 million in incremental compensation charges and will also accelerate recognition of previously deferred compensation charges as a result of this transaction. The Company will also eliminate approximately $14.6 million in notes receivable and approximately $0.6 million in related interest receivable from its balance sheet.

ABOUT GENENCOR

       Genencor International is a diversified biotechnology company that develops and delivers innovative products and services for the health care and bioproducts markets. Using an integrated set of technology platforms, Genencor's products deliver innovative and sustainable solutions to many of the problems of every day life.
         Genencor traces its history to 1982, and has grown to become a leading biotechnology company with over $325 million in year 2001 revenues and more than 3,400 owned and licensed patents and applications. Genencor has principal offices in Palo Alto, California; Rochester, New York; and Leiden, the Netherlands.

                                       ###

         This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These include statements which are other than statements of historical fact, including without limitation, statements containing works such as "believes", "anticipates", "expects", "estimates", "projects", "will", "may", "might" and words of a similar nature. Such statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Some important factors that could cause actual results to differ include dependence on the efforts of third parties; dependence on new and uncertain technology and its uncertain application to new business ventures; regulatory actions or delays, or uncertainties related to product development, testing or manufacturing; ability to form and maintain strategic alliances; ability to complete certain transactions and realize anticipated benefits from acquisitions; dependence on certain intellectual property rights of both Genencor and third parties; the competitive nature of Genencor's industry; risks of obsolescence of certain technology; and ability to develop viable products for the health care market including the achievement of successful pre-clinical and clinical results. These and other risk factors are more fully discussed in Genencor's most recent Annual Report on Form 10-K and quarterly report on 10-Q filed with the United States Securities and Exchange Commission. The forward-looking statements contained in this release represent the judgment of Genencor as of the date of this report. Genencor disclaims, however, any intent or obligation to update any forward-looking statements.